SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: December 6, 1996
                        (Date of earliest event reported)




                                 NSC CORPORATION
             (Exact name of registrant as specified in its Charter)


        DELAWARE                      018597                   31-1295113
(State or other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            file number)          Identification Number)


       49 DANTON DRIVE, METHUEN, MA                               01844
 (Address of Principal Executive Offices)                      (ZIP code)


                                 (508) 557-7300
               Registrant's telephone number, including area code


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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
Item 5.  Other Events

NSC Corporation today announced the appointment of Victor J. Barnhart as Chairman and Chief Executive Officer, and the promotion of Darryl G. Schimeck to President and Chief Operating Officer. The appointments conclude the Board's previously announced search process for a permanent replacement, following the resignation of Frank Fradella as President and Chief Executive Officer.

"Victor Barnhart and Darryl Schimeck are seasoned professionals and strong visionary leaders with the expertise to continue to grow and diversify our business. Mr. Barnhart's track-record of success in leading diverse, multi-divisional public companies, combined with Mr. Schimeck's strong sales and hands-on operational skills, position NSC well for the future," said Herbert A. Getz, Chairman of the Board of NSC.

Mr. Barnhart, 54, has extensive management experience in the environmental services and specialty contracting industries, having served as President of Rust Industrial Services Inc., President and CEO of The Brand Companies, Inc., and President and CEO of Chem-Nuclear Systems, Inc., all subsidiaries of WMX Technologies, Inc. NSC became the nation's largest and most experienced asbestos abatement provider following the Company's acquisition of Brand's asbestos abatement division in 1993.

Prior to joining WMX, Mr. Barnhart held a variety of other leadership roles in the nuclear industry with Westinghouse Electric Corp. and Nuclear Fuel Services, Inc. Mr. Barnhart is a registered Professional Engineer with numerous equipment and process patents to his credit, and was a 1971 Engineering graduate of The Johns Hopkins University. Mr. Barnhart serves on the Board of the American Lung Association of Chicago and the Oak Brook Executive Club, and is a member of the Chicago Economic Club. He has also served on the Board of Directors for both NSC Corporation and OHM Corporation.

Mr. Schimeck, 36, most recently served as President of National Surface Cleaning, Inc. and Vice President of Sales and Marketing for NSC Corporation. Prior to that, Mr. Schimeck was President of Rust Scaffold Rental & Erection Inc., Director of National Sales for The Brand Companies, Inc. and served in various sales management roles for approximately 10 years within Chemical Waste Management, Inc. Mr. Schimeck has a Bachelors Degree in Economics, and is a 1982 graduate of Alma College, Alma, Michigan. He serves on the Board of Regents for Mercy Home for Boys and Girls and on the Board of Directors for the Gus Foundation for Pediatric Cancer Research at Children's Memorial Hospital, both in Chicago, Illinois.

The company also declared a dividend of 15 cents per share to be paid on December 30, 1996, to shareholders of record as of December 16th. The dividend declaration is in keeping with the Board of Directors' previously announced decision to evaluate dividends annually, based on the operating results of the company.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NSC CORPORATION


Date:  December 6, 1996                By______/s/ J. Drennan Lowell______
                                       J. Drennan Lowell
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                       Signing on behalf of the registrant
                                       and as principle financial officer.


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